                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


        Filed by the registrant /x/
        Filed by a party other than the registrant / /
        Check the appropriate box:
        / / Preliminary proxy statement
        /x/ Definitive proxy statement
        / / Definitive additional materials
        / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                       American Shared Hospital Services
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                       American Shared Hospital Services
                ------------------------------------------------
                    (Name of Person Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):
        /x/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
            14a-6(j)(2).
        / / $500 per each party to the controversy pursuant to Exchange Act
            Rule 14a-6(i)(3).
        / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
            0-11.

        (1) Title of each class of securities to which transaction applies:

                                Not applicable.
            ------------------------------------------------------------------

        (2) Aggregate number of securities to which transactions applies:

                                Not applicable.
           -------------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                                Not applicable.
            ------------------------------------------------------------------

        (4) Proposed maximum aggregate value of transaction:

                                Not applicable.
            ------------------------------------------------------------------

        / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1) Amount previously paid:

            ------------------------------------------------------------------

        (2) Form, schedule or registration statement no.:

            ------------------------------------------------------------------

        (3) Filing party:

            ------------------------------------------------------------------

        (4) Date filed:

            ------------------------------------------------------------------

                [American Shared Hospital Services Letterhead]






Dear Shareholder:

     On behalf of the Board of Directors, I cordially invite you to attend the 1995 Annual Meeting of Shareholders of American Shared Hospital Services (the "Company") to be held at 9:00 a.m. (Pacific Time) on Friday, October 6, 1995 at the Ritz-Carlton Hotel, located at 600 Stockton Street at California, San Francisco, California.

     At the Annual Meeting, you will be asked to consider and vote upon (1) the election of six directors, (2) the Company's 1995 Stock Option Plan, (3) the proposed grant of a non-qualified option to purchase 1,495,000 common shares, without par value (the "Common Shares") to the Company's Chairman and Chief Executive Officer, and (4) such other business as may properly come before the Annual Meeting. The Notice of Meeting and Proxy Statement accompanying this letter describe more fully the matters to be acted upon.

     The Board of Directors has approved the 1995 Stock Option Plan and the grant of a non-qualified option to purchase 1,495,000 Common Shares to the Company's Chairman and Chief Executive Officer, subject to approval by the Company's shareholders, and recommends that you vote "FOR" these items (Proposals 2 and 3 in the Proxy Statement).

     You are urged to carefully consider all the material in the Proxy Statement and mark, sign, date and return the enclosed proxy as soon as possible, regardless of whether you expect to attend the Annual Meeting. Your giving of a proxy will not prevent you from voting in person at the Annual Meeting.

                                          Very truly yours,


                                          /s/ ERNEST A. BATES, M.D.
                                          Ernest A. Bates, M.D.
                                          Chairman and Chief Executive Officer

Dated: August 25, 1995

                       AMERICAN SHARED HOSPITAL SERVICES
                      FOUR EMBARCADERO CENTER, SUITE 3620
                      SAN FRANCISCO, CALIFORNIA 94111-4155

                 NOTICE OF 1995 ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON OCTOBER 6, 1995

TO THE SHAREHOLDERS OF AMERICAN SHARED HOSPITAL SERVICES:

     NOTICE IS HEREBY GIVEN that, pursuant to a call of the Board of Directors, the 1995 Annual Meeting (the "Annual Meeting") of Shareholders of American Shared Hospital Services, a California corporation (the "Company"), will be held at the Ritz-Carlton Hotel, located at 600 Stockton Street at California, San Francisco, California on Friday, October 6, 1995 at 9:00 a.m. (Pacific Time), to consider and act upon the following matters, all as set forth in the Proxy Statement.

     1. ELECTION OF DIRECTORS. To elect the following six nominees to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified.

            Ernest A. Bates, M.D.         John F. Ruffle
            Willie R. Barnes              Augustus A. White, III, M.D.
            Willie L. Brown, Jr.          Charles B. Wilson, M.D.

     2. 1995 STOCK OPTION PLAN. To consider and act upon the recommendation of the Board of Directors to approve the Company's 1995 Stock Option Plan. Under the 1995 Stock Option Plan, officers, key employees and non-employee directors, consultants and advisors of the Company will be eligible to receive non-qualified options and incentive stock options covering up to 330,000 Common Shares.

     3. GRANT OF OPTION. To consider and act upon the recommendation of the Board of Directors to grant a non-qualified option to purchase 1,495,000 Common Shares to the Company's Chairman and Chief Executive Officer in consideration of his continued service to the Company and his personal guarantee of $6,500,000 of indebtedness of the Company. The option will have a term of ten years and will entitle the holder to acquire Common Shares at an initial exercise price of $0.01 per share.

     4. OTHER BUSINESS. To transact such other business and to consider and take action upon any and all matters that may properly come before the Annual Meeting and any and all adjournments thereof.

     The Board of Directors knows of no matters, other than those set forth in paragraphs (1), (2) and (3) above (discussed in greater detail in the accompanying Proxy Statement), that will be presented for consideration at the Annual Meeting.

     The Board of Directors has fixed the close of business on August 22, 1995 as the record date for the determination of shareholders entitled to vote at the Annual Meeting.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. IN ORDER TO FACILITATE THE PROVISION OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON.

                                          By Order of the Board of Directors


                                          /s/ WILLIE R. BARNES
                                          WILLIE R. BARNES
                                          Corporate Secretary

Dated: August 25, 1995
San Francisco, California

                       AMERICAN SHARED HOSPITAL SERVICES
                      FOUR EMBARCADERO CENTER, SUITE 3620
                      SAN FRANCISCO, CALIFORNIA 94111-4115

                            ------------------------

                                PROXY STATEMENT
                      1995 ANNUAL MEETING OF SHAREHOLDERS
                                OCTOBER 6, 1995
                            ------------------------

                                  INTRODUCTION

     This Proxy Statement is being furnished to shareholders of American Shared Hospital Services, a California corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the 1995 Annual Meeting of Shareholders scheduled to be held on Friday, October 6, 1995 and at any adjournment or adjournments thereof (the "Annual Meeting"). It is anticipated that this Proxy Statement and the Proxy will first be sent to shareholders on or about August 28, 1995.

     The matters to be considered and voted upon at the Annual Meeting will be:

          (1) To elect six persons to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified.

          (2) Approval of the Company's 1995 Stock Option Plan (the "Stock Option Plan") providing for the issuance of options covering up to 330,000 Common Shares to officers, key employees and non-employee directors, consultants and advisors of the Company.

          (3) The grant of a non-qualified ten-year option to acquire for $0.01 per share 1,495,000 common shares, without par value (the "Common Shares") to the Company's Chairman and Chief Executive Officer in consideration of his continuing service to the Company and his personal guarantee of $6,500,000 of indebtedness of the Company.

          (4) To transact such other business as may properly be brought before the Annual Meeting and any and all adjournments thereof.

     Only shareholders of record at the close of business on August 22, 1995 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting.

REVOCABILITY OF PROXIES

     A proxy for use at the Annual Meeting is enclosed. Any shareholder who executes and delivers such proxy may revoke it at any time prior to its use by filing with the Secretary of the Company either written instructions revoking such proxy or a duly executed proxy bearing a later date. Written notice of the death of the person executing a proxy, before the vote is counted, is tantamount to revocation of such proxy. A proxy may also be revoked by attending the Annual Meeting and voting in person.

SOLICITATION OF PROXIES

     This proxy solicitation is being made by the Board of Directors of the Company. The expense of the solicitation will be paid by the Company. To the extent necessary to assure sufficient representation at the Annual Meeting, proxies may be solicited by any appropriate means by directors, officers, regular employees of the Company and the stock transfer agent for the Common Shares, who will not receive any additional compensation therefor. The Company will request that banks, brokers and other fiduciaries solicit their customers who own beneficially the Common Shares listed of record in names of nominees and, although there is no formal arrangement to do so, the Company will reimburse such persons the reasonable expenses of such solicitation. The Company has engaged Shareholder Communications Corporation ("SCC") to distribute the proxy materials through the mail and, if the Company deems it necessary, to contact shareholders by telephone to ensure sufficient representation at the meeting. SCC will receive a flat fee for its services in distributing the proxy materials and will be reimbursed for its related out-of-pocket expenses. If, at the Company's direction, SCC makes follow-up contacts with shareholders, SCC will receive additional compensation on a per completed contact basis. The Company estimates that compensation paid to SCC for its services will be approximately $8,000.

OUTSTANDING SECURITIES

     The Board of Directors has fixed August 22, 1995 as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 3,870,401 Common Shares. The Common Shares are the only class of securities entitled to vote at the Annual Meeting.

VOTE REQUIRED AND VOTING PROCEDURES

     Each holder of Common Shares will be entitled to one vote, in person or by proxy, for each share standing in its name on the books of the Company as of the Record Date for the Annual Meeting on each of the matters duly presented for vote at the Annual Meeting, except that under applicable California law the 1,191,000 Common Shares owned by the Company's Chairman and Chief Executive Officer are not entitled to vote on Proposal No. 3. In connection with the election of directors, shares are permitted to be voted cumulatively, if (i) a shareholder present at the Annual Meeting has given notice at the Annual Meeting, prior to the voting, of such shareholder's intention to vote its shares cumulatively and (ii) the names of the candidates for whom such shareholder desires to cumulate votes have been placed in nomination prior to the voting. If a shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Cumulative voting allows a shareholder to give one nominee as many votes as is equal to the number of directors to be elected, multiplied by the number of shares owned by such shareholder or to distribute votes on the same principle between two or more nominees. In the election of directors, the six candidates receiving the highest number of votes will be elected directors of the Company. Discretionary authority to cumulate votes is hereby solicited by the Board of Directors.

     In connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting, the Board of Directors has designated Ernest A. Bates, M.D and Richard Magary as proxies. Common Shares represented by all properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified thereon. If no instructions are specified, the Common Shares represented by any properly executed proxy will be voted FOR the (1) election of the six nominees for the Board of Directors named herein, (2) approval and adoption of the Stock Option Plan and (3) approval of the grant of a non-qualified option to purchase 1,495,000 Common Shares to the Company's Chairman and Chief Executive Officer.

     The Board of Directors is not aware of any matters that will come before the Annual Meeting other than as described above. However, if such matters are presented, the named proxies will, in the absence of instructions to the contrary, vote such proxies in accordance with the judgment of such named proxies with respect to any such other matter properly coming before the Annual Meeting.

     A majority of the Common Shares outstanding on the Record Date must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the Common Shares represented in person or by proxy and entitled to vote (which shares voting affirmatively also constitute at least a majority of the required quorum) is required for the approval of Proposals No. 2 and 3. While the 1,191,000 Common Shares beneficially owned by the Company's Chairman and Chief Executive Officer are not entitled to vote on Proposal No. 3, such shares will be counted to determine whether a quorum is present.

     A proxy submitted by a shareholder may indicate that all or a portion of the Common Shares represented by such proxy are not being voted by such shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote Common Shares held in street name on certain matters in the absence of instructions from the beneficial owner of the such shares. The Common Shares subject to any such proxy which are not being voted with respect to a particular matter (the "non-voted shares") will be considered Common Shares not present and entitled to vote on such matter, although such Common Shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. In the election of directors, the six nominees receiving the highest number of votes of Common Shares represented in person or by proxy at the Annual Meeting will be elected directors of the Company. Accordingly, non-voted shares will not affect the outcome of the election of directors. With respect to Proposals No. 2 and 3, abstentions will be treated as "no" votes, while non-voted shares will be disregarded.

     The Board of Directors has appointed Geraldine Zarbo of American Stock Transfer & Trust Company, the registrar and transfer agent for the Common Shares, or her designee, as the Inspector of Elections for the Annual Meeting. The Inspector of Elections will determine the number of Common Shares represented in person or by proxy at the Annual Meeting, whether a quorum exists, the authenticity, validity and effect of proxies and will receive and count the votes. The election of directors will not be by ballot unless a shareholder demands election by ballot at the Annual Meeting before the voting begins.

NO DISSENTERS' RIGHTS

     Dissenters' rights will not be available under California law to any shareholder voting against Proposals No. 2 and 3.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Shares as of August 10, 1995 of (i) each person known to the Company to own beneficially 5% or more of the Common Shares,
(ii) each director of the Company, (iii) the chief executive officer and each other executive officer named in the Summary Compensation Table, (iv) all directors and executive officers as a group, and (v) each nominee for director who is not currently a director.

                                                                COMMON SHARES OWNED BENEFICIALLY
                                                         -----------------------------------------------
                                                          AMOUNT AND NATURE OF
         NAME AND ADDRESS OF BENEFICIAL OWNER            BENEFICIAL OWNERSHIP(2)     PERCENT OF CLASS(8)
- -------------------------------------------------------  -----------------------     -------------------
Total Number of Shares.................................         3,870,401                   100.0%
Ernest A. Bates, M.D.(1)...............................         1,191,000                    30.8%
SunAmerica Inc. .......................................           557,923(3)                 14.0%
  1 SunAmerica Center
  Los Angeles, CA 90067
Lion Advisors..........................................           381,135(4)                  9.6%
  1301 Avenue of the Americas
  New York, NY 10019
General Electric Company...............................           225,000(5)                  5.5%
  c/o GE Medical Systems
  20825 Swenson Drive
  Waukesha, WI 53186
Willie R. Barnes(1)....................................             3,000(6)                    *
Willie L. Brown, Jr.(1)................................             2,000(6)                    *
John F. Ruffle(1)......................................            21,200(7)                    *
Augustus A. White, III, M.D.(1)........................            14,000(6)                    *
Charles B. Wilson, M.D.(1).............................             4,800(6)                    *
Craig K. Tagawa(1).....................................            37,600(6)                    *
  Senior Vice President --
  Chief Financial Officer

                                                                COMMON SHARES OWNED BENEFICIALLY
                                                         -----------------------------------------------
                                                          AMOUNT AND NATURE OF
         NAME AND ADDRESS OF BENEFICIAL OWNER            BENEFICIAL OWNERSHIP(2)     PERCENT OF CLASS(8)
- -------------------------------------------------------  -----------------------     -------------------
David Neally(1)........................................             6,150(6)                    *
  Senior Vice President --
  Operations
Gregory Pape(1)........................................             8,500(6)                    *
  Senior Vice President --
  Sales and Marketing
All Directors and Executive Officers as a Group
  (11 persons).........................................         1,345,150(6)                 33.8%

- ---------------
 *  Less than 1%

(1) The address of each such individual is c/o American Shared Hospital Services, Four Embarcadero Center, Suite 3620, San Francisco, California 94111-4155.

(2) Each person directly or indirectly has sole voting and investment power with respect to the shares listed under this column as being owned by such person.

(3) Based on information contained in the Schedule 13D dated May 17, 1995 and filed with the Securities and Exchange Commission by SunAmerica Inc. and its direct and indirect subsidiaries, Sun Life Insurance Company of America and Anchor National Life Insurance Company, such entities own beneficially 557,923 Common Shares, including immediately exercisable warrants to acquire 116,436 Common Shares.

(4) Based on information contained in the Schedule 13D dated May 17, 1995 and filed jointly with the Securities and Exchange Commission by Lion Advisors, L.P. and AIF II, L.P., such entities own beneficially 381,135 Common Shares, including immediately exercisable warrants to acquire 79,541 Common Shares.

(5) Represents immediately exercisable warrants to acquire 225,000 Common
    Shares.

(6) Includes shares underlying options that are currently exercisable or which will become exercisable within 60 days following August 10, 1995: Mr. Barnes, 2,000 shares; Mr. Brown, 2,000 shares; Dr. White, 12,000 shares; Dr. Wilson, 4,800 shares; Mr. Tagawa, 35,000 shares; Mr. Neally, 5,050 shares; Mr. Pape, 8,000 shares; and Directors and Executive Officers as a group, 105,350 shares. The table does not include options granted under the 1995 Stock Option Plan.

(7) Mr. Ruffle was elected to the Board of Directors effective May 18, 1995.

(8) Shares that any person or group of persons is entitled to acquire upon the exercise of options or warrants within 60 days after August 10, 1995 are treated as issued and outstanding for the purpose of computing the percent of the class owned by such person or group of persons but not for the purpose of computing the percent of the class owned by any other person.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

BOARD OF DIRECTORS

     The Company's Bylaws provide that there shall be not fewer than six nor more than 11 directors and the exact number shall be fixed from time to time by a resolution of the Board of Directors. The number of directors currently is fixed at six.

     The Board of Directors is proposing the persons named below for election to the Board of Directors. Each of the persons identified below will be nominated for election to serve until the next Annual Meeting of Shareholders and until their successors shall be elected and qualified. Votes will be cast pursuant to the enclosed proxy in such a way as to effect the election of each of the persons named below or as many of them as possible under applicable voting rules. If a nominee shall be unable or unwilling to accept nomination for election as a director, it is intended that the proxy holders will vote for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. Each of the nominees named below has notified the Board of Directors that, if elected, he is willing to serve as a Director if elected.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED BELOW. PROXIES RETURNED TO THE COMPANY WILL BE VOTED "FOR" THE NOMINEES NAMED BELOW UNLESS OTHERWISE INSTRUCTED.

     Set forth below is certain information regarding each of the nominees.

     ERNEST A. BATES, M.D. has been a director, the Chairman of the Board and Chief Executive Officer of the Company since it was incorporated in 1983. He founded the Company's predecessor limited partnership in 1980. Dr. Bates is 58 years old.

     WILLIE R. BARNES has been a director and Secretary of the Company since 1984. He has been a partner in the law firm of Musick, Peeler & Garrett since June 1992, was in solo practice from February 1992 until June 1992, was a partner in the law firm of Katten, Muchin, Zavis & Weitzman from March 1991 until January 1992, was a partner in the law firm of Wyman, Bautzer, Kuchel & Silbert from April 1989 until its dissolution effective March 14, 1991, and was a partner in the law firm of Manatt, Phelps, Rothenberg & Phillips from April 1979 until March 1989. Mr. Barnes is 63 years old.

     WILLIE L. BROWN, JR. has been a director of the Company since 1984. He has been a member of the Assembly of the State of California since 1964, was Speaker of the Assembly from 1980 until May 1995, and was named Speaker Emeritus in May 1995. He is the sole proprietor of the Law Offices of Willie L. Brown, Jr. in San Francisco, California, which began operations in 1978. He also is of counsel to the law firm of Christensen, White, Miller, Fink & Jacobs in Los Angeles, California since July 1994. Mr. Brown is 61 years old.

     JOHN F. RUFFLE was elected a Director of the Company on May 18, 1995. He retired in 1993 as Vice-Chairman of the Board of J.P. Morgan & Co. Incorporated. He also is a Director of Bethlehem Steel Corporation; a Director of J.P.M. Advisor Funds; a Director of Trident Corp.; a Trustee of the Johns Hopkins University; a Trustee of the Overlook Hospital Foundation Summit, N.J.; and a Trustee of the Madison, N.J. YMCA. He is a graduate of The Johns Hopkins University, with an M.B.A. in finance from Rutgers University, and is a Certified Public Accountant. Mr. Ruffle is 58 years old.

     AUGUSTUS A. WHITE III, M.D. has been a director of the Company since 1990. He has been a Professor of Orthopaedic Surgery at Harvard Medical School since 1978. He was Orthopaedic Surgeon-in-Chief at Beth Israel Hospital, Boston, MA from 1978 to 1991. Dr. White is 58 years old.

     CHARLES B. WILSON, M.D. has most recently been a director of the Company since June 1993. He also was a director of the Company from March 1984 until March 1989. He has been a Professor and Director of the Brain Tumor Research Foundation at the University of California Medical Center, San Francisco since 1968, and from 1968 until April 1, 1994 was the Chief of its Department of Neurosurgery. Dr. Wilson is 65 years old.

MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company held three (3) meetings during 1994, and it took one action by Unanimous Written Consent. Dr. Bates attended all three of the meetings. Each of the other directors attended (i) two (2) out of the total three (3) meetings plus (ii) all meetings held by the respective committees of the Board of which such director was a member.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has standing Audit, Compensation, Stock Option and Nominating Committees, each of which is described below.

     Members of the Audit Committee include Mr. Ruffle (Chairman) and Dr. White. The purpose of the Audit Committee is to review the financial records of the Company, to recommend to the Board of Directors the appointment of independent auditors and to review the reports of such auditors. During 1994, the Audit Committee held one meeting.

     Members of the Compensation Committee include Dr. White (Chairman) and Mr. Barnes. The function of the Compensation Committee is to recommend to the Board of Directors the compensation of the Company's executive officers. The Compensation Committee did not meet during 1994.

     Dr. Bates (Chairman) and Mr. Ruffle are members of the Stock Option Committee. The purpose of the Stock Option Committee is to administer the Company's 1984 Stock Option Plan and 1995 Stock Option Plan, and to determine recipients of awards pursuant to such plans and the terms of such awards. No member of the Stock Option Committee received a discretionary grant or award under an option plan of the Company while serving on such committee or during the year preceding such service. There were no meetings of the Stock Option Committee during 1994.

     Members of the Nominating Committee include Willie L. Brown, Jr. (Chairman) and Mr. Ruffle. The purpose of the Nominating Committee is to recommend candidates for election to the Board of Directors. The Nominating Committee did not meet during 1994. The Nominating Committee will consider nominations submitted by shareholders. A shareholder who wishes to have a nomination for director considered by such committee must submit the name of the nominee and a brief description of such person's professional background. Such information must be delivered in writing to the Company, attention Secretary, at its principal executive offices on or prior to April 1 of a given year to be considered in connection with the annual meeting to be held in such year.

DIRECTOR COMPENSATION

     During 1994, non-employee directors were scheduled to receive an annual retainer fee of $5,000 each. The non-employee directors agreed to defer payment of the retainer fee during 1994, to assist the Company with its cash flow. The 1994 retainer fees were paid in February 1995. Non-employee directors also were entitled to receive $1,000 for attendance in person at each regular and special meeting of the Board of Directors. In addition, non-employee directors who were members of a committee of the Board of Directors were entitled to receive $200 for attendance in person at each committee meeting. Non-employee directors are not entitled to any fee for Board of Directors or committee meetings held by conference telephone at which they are not present in person. Of the three Board meetings held during 1994, one was a regular meeting which directors attended in person, and three were special meetings which were held by conference telephone. Non-employee directors also received reimbursement of expenses incurred in attending meetings. No payment is made for attendance at meetings by any director who is an employee of the Company.

                                 PROPOSAL NO. 2

                       APPROVAL OF 1995 STOCK OPTION PLAN

GENERAL

     The Board of Directors is proposing for shareholder approval the 1995 Stock Option Plan (the "1995 Plan"). The purposes of the 1995 Plan are to align the interests of the Company's shareholders and recipients of options under the 1995 Plan by increasing the proprietary interest of such recipients in the Company's growth and success and to advance the interests of the Company by attracting and retaining officers, other key employees and non-employee directors, consultants and advisors. Under the 1995 Plan, the Company may grant non-qualified stock options and "incentive stock options" (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")). Non-qualified options to purchase 4,000 Common Shares will also be granted automatically to non-employee directors (up to an aggregate of 12,000 options granted to each non-employee director under any plan of the Company) on the date of each annual meeting of shareholders of the Company (including the Annual Meeting to which this Proxy Statement relates) and, on the date a person first becomes a non-employee director, such non-employee director will be granted a number of options pro-rated for the period of time until the next annual meeting of shareholders. Approximately six employees and five non-employee directors are eligible to participate in the 1995 Plan. Any person who beneficially owns more than 15% of the outstanding Common Shares shall not be eligible to participate in the 1995 Plan. Reference is made to Exhibit A to this Proxy Statement for the complete text of the 1995 Plan, which is summarized below.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR approval of the 1995 Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1995 STOCK OPTION PLAN.

DESCRIPTION OF THE 1995 PLAN

     Administration. The 1995 Plan will be administered by a committee of the Board of Directors (the "Committee") consisting of not less than two directors who are not eligible to receive discretionary awards under the 1995 Plan or any other plan of the Company.

     Subject to the express provisions of the 1995 Plan, and except for options granted to non-employee directors, the Committee has the authority to select eligible officers, other key employees and non-employee consultants and advisors who will receive awards and determine all of the terms and conditions of each award. All awards will be evidenced by a written agreement containing such provisions not inconsistent with the 1995 Plan as the Committee shall approve. No option may be transferred by the optionee other than by will or by the laws of descent or distribution or pursuant to beneficiary designation procedures specified in the 1995 Plan. Each option may be exercised during the lifetime of the optionee only by such optionee. The Committee will determine when options become exercisable.

     The Committee will also have authority to prescribe rules and regulations for administering the 1995 Plan and to decide questions of interpretation or application of any provision of the 1995 Plan. Except with respect to grants to executive officers of the Company, the Committee may delegate some or all of its power and authority to administer the 1995 Plan to the Chief Executive Officer or other executive officer of the Company.

     Available Shares. Under the 1995 Plan, 330,000 Common Shares are available for awards to officers, other key employees and non-employee directors, consultants and advisors, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger or other similar event or change in capitalization. In general, shares covered by an option that expires or terminates unexercised or is cancelled or forfeited would again be available for awards under the 1995 Plan.

     On August 15, 1995, the Committee granted 275,500 non-qualified options to certain officers of the Company and other eligible persons, subject to approval of the Stock Option Plan by the Company's shareholders. The number of options granted to key officers of the Company were: 90,000 to Craig K. Tagawa; 45,000 each to Gregory Pape, David Neally and Richard Magary; and 4,500 to James R. Brock. Each such option has an initial exercise price of $1.625 per Common Share, which was the closing price of the Common Shares on the American Stock Exchange on the date of grant, and will vest immediately. At its meeting on August 15, 1995, the Committee amended the terms of substantially all options outstanding under the Company's 1984 Option Plan (covering an aggregate of approximately 165,000 Common Shares) to reduce the initial exercise price to $1.625 per Common Share, which was the closing price of Common Shares on the American Stock Exchange on such date.

     Change in Control. In the event of certain acquisitions of 25% or more of the Common Shares, a change in the majority of the Board of Directors, or the approval by shareholders of a reorganization, merger or consolidation (unless the Company's shareholders receive 60% or more of the stock of the surviving company) or the approval by shareholders of a liquidation, dissolution or sale of all or substantially all of the Company's assets, all awards will become fully vested and be "cashed-out" by the Company except, in the case of a merger or similar transaction in which the shareholders receive publicly traded common stock, all outstanding options will become exercisable in full, and each option will represent a right to acquire the appropriate number of shares of common stock received in the merger or similar transaction.

     Effective Date, Termination and Amendment. If approved by shareholders, the 1995 Plan will become effective as of August 15, 1995 (the date of initial option grants) and will terminate ten years thereafter, unless terminated earlier by the Board of Directors. The Board of Directors may amend the 1995 Plan at any time except that, without the approval of the shareholders of the Company, no amendment may, among other things, (i) increase the number of Common Shares available under the 1995 Plan, (ii) reduce the minimum purchase price of a Common Share subject to an option or (iii) extend the term of the 1995 Plan.

     Non-Qualified Stock Options. The period for the exercise of a non-qualified stock option and the option exercise price will be determined by the Committee, provided that no option shall be exercisable later than ten years after its date of grant. The exercise price of all non-qualified stock options must be no less than 25% of the fair market value of the Common Shares on the date of the grant.

     In the event of termination of employment by reason of death or permanent and total disability (as defined in Section 22(e)(3) of the Code), each non-qualified stock option will become exercisable to the extent that the option is exercisable on the effective date of such termination of employment for a period of no more than one year after such date, but in no event after the expiration of such option. In the event of termination of employment for any other reason, each nonqualified stock option will be exercisable to the extent it is exercisable on the effective date of such termination of employment for a period of no more than three months after such termination, but in no event after the expiration of such option. If a holder dies during the one-year period following termination of employment by reason of permanent and total disability or during the three-month period, if any, following termination of employment for any other reason, each non-qualified stock option will be exercisable only to the extent that such option was exercisable on the date of the holder's death, and may thereafter be exercised for a period of no more than one year from the date of death, but in no event after the expiration of such option.

     Incentive Stock Options. No incentive stock option will be exercisable more than ten years after its date of grant, unless the recipient of the incentive stock option owns greater than ten percent of the voting power of all shares of capital stock of the Company (a "ten percent holder"), in which case the option must be exercised within five years after its date of grant. The option exercise price of an incentive stock option will not be less than the fair market value of the Common Shares on the date of grant of such option, unless the recipient of the incentive stock option is a ten percent holder, in which case the option exercise price will be the price required by the Code, currently 110% of fair market value.

     In the event of a termination of employment by reason of death or permanent and total disability, each incentive stock option will be exercisable to the extent that such option is exercisable on the date of termination of employment for a period of no more than one year after such date, but in no event after the expiration of the incentive stock option. In the event of a termination of employment for any other reason, incentive stock options will be exercisable to the extent exercisable on the date of termination of employment for a period of three months after such date, but in no event after the expiration of the incentive stock option. If the holder of an incentive stock option dies during the one-year period following termination of employment by reason of permanent and total disability, or during the three-month period following termination of employment for any other reason, each incentive stock option will be exercisable only to the extent such option was exercisable on the date of the holder's death, and may thereafter be exercised for a period of no more than one year from the date of death, but in no event after expiration of the incentive stock option.

     Non-Employee Director Options. Beginning on the date of the Annual Meeting, non-employee directors will automatically be granted, on the date of each annual meeting of shareholders, non-qualified options to purchase 4,000 Common Shares (up to an aggregate of 12,000 options granted under any plan of the Company) at an option exercise price equal to the fair market value of a Common Share on the date of grant. Such options will be fully exercisable one year after their date of grant and will expire ten years after the date of grant.

     If a non-employee director ceases to be a director by reason of death or permanent and total disability, each option will become exercisable on the effective date of such cessation for a period of no more than one year after such date, but in no event after the expiration of the option. If a non-employee director ceases to be a director for any other reason, each option will be exercisable to the extent it is exercisable on the effective date of such cessation for a period of no more than three months after such cessation, but in no event after the expiration of such option. In the event a non-employee director dies during the one-year period following cessation of his directorship by reason of permanent and total disability or during the three-month period, if any, following cessation of his directorship for any other reason, then each option will be exercisable only to the extent that such option was exercisable on the date of death, and may thereafter be exercised for a period of no more than one year from the date of death, but in no event after the expiration of such option.

STOCK OPTION PLAN TABLE

     The following table sets forth (i) the number of Common Shares underlying options that were granted to the Chairman and Chief Executive Officer and each executive officer named in the Summary Compensation Table, all executive officers as a group and to all persons (other than non-employee directors and executive officers) eligible to receive awards under the 1995 Stock Option Plan and the value of such Common Shares at August 15, 1995, and (ii) the number of Common Shares underlying options that would be granted to non-employee directors on the date of each annual meeting of shareholders beginning with the 1995 Annual Meeting.

                                                                   NUMBER OF
                                                                 COMMON SHARES
                                                                  UNDERLYING           DOLLAR
                       NAME AND POSITION                            OPTIONS        VALUE(S)(5)($)
- ---------------------------------------------------------------  -------------     --------------
Ernest A. Bates, M.D...........................................           0           $      0
  Chairman and Chief Executive Officer
Craig K. Tagawa................................................      90,000(1)         146,250
  Senior Vice President -- Chief Financial Officer
David Neally...................................................      45,000(1)          73,125
  Senior Vice President -- Operations
Gregory Pape...................................................      45,000(1)          73,125
  Senior Vice President -- Sales and Marketing
Executive Group................................................     261,500(2)         424,937
Non-Executive Officer Employee Group...........................       4,500(3)           7,312
Non-Executive Director Group (3 persons).......................       8,000(4)          13,000

- ---------------
(1) Represents options granted on August 15, 1995, subject to shareholder approval of the 1995 Stock Option Plan, at an exercise price equal to $1.625, which was the closing price of the Common Shares on the American Stock Exchange on such date.

(2) Comprises five individuals who were granted options on August 15, 1995, subject to shareholder approval of the 1995 Stock Option Plan, at an exercise price equal to $1.625, which was the closing price of the Common Shares on the American Stock Exchange on such date.

(3) Comprises one individual who was granted options on August 15, 1995, subject to shareholder approval of the 1995 Stock Option Plan, at an exercise price equal to $1.625, which was the closing price of the Common Shares on the American Stock Exchange on such date. In addition, options to acquire 9,500 Common Shares at an exercise price of $1.625 per share were granted to an advisor of the Company on August 15, 1995, subject to shareholder approval of the 1995 Stock Option Plan.

(4) The option exercise price per share would be the closing sale price of the Common Shares on the American Stock Exchange on the date of grant. On August 15, 1995, the closing sale price of Common Shares on the American Stock Exchange was $1.625 per share. Each option would be fully exercisable one year after the date of grant and would expire ten years after the date of grant.

(5) Dollar value of options granted is calculated as the number of Common Shares underlying the options multiplied by the closing sale price of the Common Shares on the American Stock Exchange on the date of the grant. The taxable benefit received by each grantee upon exercise of the options will consist of any increase in the price of the Common Shares on the American Stock Exchange on the date of exercise from the closing price on the date of grant.

     Federal Income Tax Consequences. The following is a brief overview of the U.S. federal income tax consequences generally arising with respect to awards under the 1995 Stock Option Plan.

     A participant receiving a non-qualified stock option under the 1995 Stock Option Plan, including a non-employee director, will not recognize taxable income upon the grant of the option, but will recognize taxable compensation at the time of exercise in the amount of the difference between the purchase price and the fair market value of the shares purchased on the date of exercise. At that time, the Company will be entitled to a deduction as compensation expense in an amount equal to the amount taxable to the participant as income.

     A participant receiving an incentive stock option will not recognize income at the time of grant or exercise of the option, but will recognize income or loss upon disposition of the shares, which may be ordinary income or capital gain (or loss), depending on the length of time the shares have been held. The Company will not be entitled to any deduction with respect to the grant or exercise of a participant's incentive stock option. However, if the participant disposes of the shares acquired pursuant to the exercise of the option before the later of two years from the date of grant and one year from the date of exercise, the Company will be entitled to a deduction as compensation expense in an amount taxable to the participant as ordinary income and not capital gain.

                                 PROPOSAL NO. 3

                GRANT OF NON-QUALIFIED STOCK OPTION TO CHAIRMAN
                          AND CHIEF EXECUTIVE OFFICER

GENERAL

     The Board of Directors has approved the terms of a Non-Qualified Stock Option Agreement (the "Option Agreement") between the Company and Ernest A. Bates, M.D., the Chairman of the Board and Chief Executive Officer of the Company ("Dr. Bates"). The Option Agreement grants Dr. Bates the right to purchase, initially at an exercise price of $0.01 per share, 1,495,000 Common Shares (the "Option Shares"), subject to the approval of the shareholders. Under the Option Agreement, Dr. Bates will have the right to acquire any or all of the Option Shares from and after the date of shareholder approval of the Option Agreement until the date that is ten years after such approval.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR approval of the Option Agreement (Proposal No. 3). In addition, the beneficial owners of 819,000 Common Shares received in the restructuring described below have agreed to vote their Common Shares FOR Proposal No. 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 3.

BACKGROUND

     On May 17, 1995, the Company repurchased (the "Notes Repurchase") $17,694,000 principal amount of its Senior Subordinated Notes (the "Notes") from four holders for $3,892,681 in cash, 819,000 Common Shares and Warrants to purchase an additional 216,000 Common Shares, representing 20% and 5%, respectively, of the issued and outstanding Common Shares. On the same date, the Company entered into three new credit facilities totalling $8,000,000, which provided funds for the Notes Repurchase and working capital, as well as term debt reduction and certain equipment refinancing. As a result, the Company was able to cure all existing defaults on its debt and equipment leases.

     The Notes Repurchase described above was the final event in an overall restructuring of the Company's capital structure that commenced in mid-1992. As part of the restructuring, the Company was able to amend the capital and operating leases covering its medical equipment to reduce monthly payments, eliminate $26,548,000 of indebtedness (including principal and accrued and unpaid interest) under the Notes and replace its operating line of credit.

     Prior to consummating the Notes Repurchase, the Company sought shareholder approval for a restructuring (the "Prior Restructuring") in which the four holders of Notes would have become the beneficial owners of approximately 89.4% of the Company's Common Shares. Consummation of the Prior Restructuring would have reduced the ownership of the Company's shareholders (including Dr. Bates) from 96.7% to 7.2% of the outstanding Common Shares.

     The ability of the Company to conclude the Notes Repurchase significantly reduced the dilution experienced by shareholders, as demonstrated by the table below.

                     COMPARISON OF DILUTION OF SHAREHOLDERS
                    PRIOR RESTRUCTURING VS. NOTES REPURCHASE

                               JANUARY 1, 1995        PRIOR RESTRUCTURING(2)       NOTES REPURCHASE
                            ---------------------     ----------------------     ---------------------
                             COMMON       PERCENT       COMMON       PERCENT      COMMON       PERCENT
                             SHARES         OF          SHARES         OF         SHARES         OF
     BENEFICIAL OWNER         OWNED        CLASS        OWNED         CLASS        OWNED        CLASS
- --------------------------  ---------     -------     ----------     -------     ---------     -------
Ernest A. Bates, M.D. ....  1,005,000       33.9%      1,005,000        2.5%     1,191,000(3)    27.6%
Other Shareholders........  1,862,401       62.8%      1,862,401        4.7%     1,860,401       43.2%
Holders of Notes..........         --         --      35,669,569       89.4%     1,035,000(4)    24.0%
GE Medical(1).............     97,853        3.3%      1,368,181        3.4%       225,000        5.2%

- ---------------

(1) Represents Common Shares underlying immediately exercisable warrants.

(2) Information derived from the Company's Proxy Statement dated February 14, 1995.

(3) Includes 184,000 Common Shares issued to Dr. Bates on May 17, 1995 in partial consideration of his personal guarantee of $6,500,000 of indebtedness of the Company and 2,000 Common Shares purchased in an open market transaction in May 1995.

(4) Includes 819,000 Common Shares and warrants to purchase an additional 216,000 Common Shares.

     The funding for the Notes Repurchase was provided by two lenders whose loans are secured by accounts receivable and certain equipment of the Company and its affiliates and the personal guarantee of Dr. Bates. The total amount of these loans is $6,500,000. The Company was informed by the lenders that they would provide these credit facilities only if Dr. Bates agreed to guarantee their repayment. According to the lenders, a primary purpose of such guarantee was to assure that Dr. Bates would continue to be involved in the affairs of the Company during the full term of the loans. Dr. Bates entered into the required personal guarantees on the condition that the Company compensate him with additional equity that would enhance his ability to control fundamental decisions of the Company. The Company issued 184,000 Common Shares to Dr. Bates on May 17, 1995 at the closing of the Notes Repurchase. An additional 1,495,000 Common Shares are proposed to be made available to Dr. Bates under the Option Agreement, subject to shareholder approval of Proposal No. 3.

PROPOSAL TO GRANT NON-QUALIFIED STOCK OPTION

     The Company has entered into the Option Agreement with Dr. Bates, a copy of which is attached to this Proxy Statement as Exhibit B. The Option Agreement grants Dr. Bates the right to purchase for an initial exercise price of $0.01 per share 1,495,000 Common Shares in consideration of Dr. Bates's continued service to the Company and his personal guarantee of $6,500,000 of indebtedness of the Company (see "Background" above). The grant of options to Dr. Bates under the Option Agreement is subject to shareholder approval, which is being sought in this Proxy Statement. The Option Agreement will become effective only if such shareholder approval is obtained.

     The Option Agreement provides that in the event of termination of Dr. Bates's employment by reason of death or permanent and total disability (as defined in Section 22(e)(3) of the Code), the options will be exercisable for a period of one year following the date of such termination of employment, but in no event after the expiration date of the options. In the event Dr. Bates's employment by the Company terminates for any other reason, the options will be exercisable for a period of three months after such termination, but in no event after the expiration of the option. If Dr. Bates's employment is terminated for "cause", the option will terminate automatically on the date of termination. In the event that Dr. Bates dies during the one-year period following termination of his employment by reason of permanent and total disability or during the three-month period following termination of his employment for any other reason, then the options will be exercisable for a period of one year from the date of death, but in no event after the expiration of the option.

     The Company is seeking shareholder approval of the Option Agreement because of the requirements of California law and of the American Stock Exchange.
Section 310(a) of the California General Corporation Law generally provides that no contract between a corporation and one or more of its directors will be void or voidable if the terms of the contract and the facts regarding such director's interest are fully disclosed to shareholders and the contract is approved by the shareholders in good faith with the interested director's shares not voting thereon. The rules of the American Stock Exchange generally require the approval of shareholders for a transaction in which a director or key employee is to be issued more than 5% of the outstanding common stock of a listed corporation. The Company intends that shareholder approval of Proposal No. 3 pursuant to this Proxy Statement will satisfy the above-described requirements of the California General Corporation Law and the American Stock Exchange.

     Existing shareholders of the Company will experience substantial dilution of their ownership in the Company if they approve the Option Agreement. In addition to the potential dilution caused by the issuance of the Option Shares, additional dilution of the ownership of existing shareholders will occur as a result of contractual provisions benefitting the former holders of Notes. These contractual provisions obligate the Company to issue an additional 374,000 Common Shares and warrants to acquire 98,000 Common Shares (an aggregate of 472,000 Common Shares) to former holders of Notes if shareholders approve the Option Agreement. The purpose of this provision is to enable the former Noteholders to maintain their proportionate ownership of the fully diluted outstanding Common Shares. The following table summarizes the impact on the ownership of existing shareholders if Proposal No. 3 is adopted.

                 DILUTION OF OWNERSHIP OF EXISTING SHAREHOLDERS
                        RESULTING FROM OPTION AGREEMENT

                                      AT AUGUST 10, 1995                  IF PROPOSAL NO. 3 IS APPROVED
                                  ---------------------------     ---------------------------------------------
                                                   PERCENT OF     OPTION SHARES     TOTAL SHARES     PERCENT OF
                                  SHARES OWNED       CLASS          ISSUABLE           OWNED          CLASS(4)
                                  ------------     ----------     -------------     ------------     ----------
Existing Shareholders (other than
  Dr. Bates).....................   1,860,401         43.2%                 0         1,860,401         29.6%
Ernest A. Bates, M.D. ...........   1,191,000         27.6%         1,495,000         2,686,000         42.8%
Former Holders of Notes..........   1,035,000(2)      24.0%           472,000(3)      1,507,000         24.0%
GE Medical(1)....................     225,000          5.2%                 0           225,000          3.6%

- ---------------
(1) Represents Common Shares underlying immediately exercisable warrants.

(2) Includes 819,000 Common Shares and Warrants to purchase an additional 216,000 Common Shares.

(3) Based on anti-dilution provisions for the benefit of former Noteholders in the Company. Includes 374,000 additional Common Shares and warrants to purchase an additional 98,000 Common Shares.

(4) Each individual or entity will experience additional dilution if shareholders approve the 1995 Stock Option Plan (Proposal No. 2), which provides for options covering 5% of the fully diluted Common Shares (assuming approval of the Option Agreement).

     In addition to the dilution of the ownership of existing shareholders, approval of the Option Agreement will result in a substantial one-time charge to the Company's earnings in the fourth quarter of the current fiscal year. The amount of the charge will be equal to the difference between the exercise price and the market price of the Common Stock on the date that the Option Agreement is approved, multiplied by the number of Option Shares. If the market value of Common Shares on the approval date is $1.625 (which was the price on August 15, 1995), then the charge to earnings would be $2,414,425. In addition, the availability of the Option Shares at an exercise price of $0.01 per share means that the Option Shares must be considered outstanding in computing the Company's earnings per share on a fully-diluted basis. This will have the effect of lowering the earnings per share reported by the Company in the future, which may adversely affect the price at which Common Shares will trade in the market.

     Approval of the Option Agreement will result in a substantial economic benefit to Dr. Bates. The Board of Directors believes that the willingness of Dr. Bates to personally guarantee $6,500,000 of indebtedness of the Company and to continue to serve as Chairman and Chief Executive Officer was a material inducement to the lenders to provide the financing necessary to consummate the Notes Repurchase. In addition, the Board believes that Dr. Bates's willingness to remain employed in his current capacities is important to the Company's ability to maintain financial and operational viability in the future. Nevertheless, the Board has not attempted to quantify the value of Dr. Bates's guarantee and continued services or to compare it to the value of the Option Shares. In addition, Dr. Bates is already a substantial shareholder and he has not stated to the Board that he will terminate his relationship with the Company if the Option Agreement is not approved. On balance, the Board has determined that the Option Agreement is an appropriate recognition of the importance to the Company's new lenders of Dr. Bates's continuing involvement in the affairs of the Company, the role of his personal guarantee in achieving the Notes Repurchase and avoiding the materially higher dilution inherent in the Prior Restructuring, and will provide an additional inducement to Dr. Bates to perform significant services for the Company in the future. In addition, the Board believes that it is appropriate to grant Dr. Bates substantial control over the future course of the Company in recognition of the substantial economic commitment he has made as a result of his personal guarantee.

     The following table summarizes the value of (i) the 184,000 Common Shares issued to Dr. Bates at the closing of the Notes Repurchase and (ii) the Option Shares as if they were fully exercised on the date hereof.

                           VALUE OF SHARES ISSUED TO
                             ERNEST A. BATES, M.D.

                                                                          MARKET
                                                         NUMBER OF       VALUE PER     AGGREGATE
                      DATE OF ISSUE                    SHARES ISSUED     SHARE(1)       BENEFIT
    -------------------------------------------------  -------------     ---------     ----------
    May 17, 1995.....................................      184,000        $1.4375      $  262,660
    August 15, 1995..................................    1,495,000        $ 1.625      $2,414,425
                                                                                       ----------
              Total..................................                                  $2,677,085
                                                                                       ==========

- ---------------
(1) Based on closing price of Common Shares on the American Stock Exchange on the date indicated.

     In addition, the ability of Dr. Bates to purchase the Option Shares for a nominal amount will significantly increase the degree of control that he will be able to have over corporate decisions. As is indicated in the table on page 14 above, if the Option Shares are issued, Dr. Bates' percentage voting control will increase from 27.6% to approximately 42.8%. This will virtually assure that Dr. Bates will have the power to elect the entire Board of Directors and to direct all fundamental corporate transactions. In addition, Dr. Bates will effectively be able to block any transactions, such as a merger or sale of the Company, which require an approving vote of greater than a majority of shareholders under applicable law. This may have the effect of denying shareholders an opportunity to sell their Common Shares at a premium in a change of control transaction that is not acceptable to Dr. Bates.

VOTE REQUIRED AND BOARD RECOMMENDATION

     Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the Common Shares represented in person or by proxy and entitled to vote (which shares voting affirmatively also constitute at least a majority of the required quorum) is required for the approval of Proposal No. 3. The 1,191,000 Common Shares owned by Dr. Bates will be counted toward the quorum requirement, but are not entitled to vote on Proposal No. 3. The former Noteholders have agreed contractually to vote their 819,000 Common Shares FOR Proposal No. 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 3.

EXECUTIVE OFFICERS

     The following table provides certain information, as of August 10, 1995, concerning those persons who served as executive officers of the Company in 1994. The executive officers were appointed by the Board of Directors and serve at the discretion of the Board of Directors.

                NAME                   AGE                       POSITION
- -------------------------------------  ---   -------------------------------------------------
Ernest A. Bates, M.D.................  58    Chairman of the Board of Directors, Chief
                                             Executive Officer, and Acting President and Chief
                                             Operating Officer
Craig K. Tagawa......................  42    Senior Vice President -- Chief Financial Officer
Richard Magary.......................  54    Senior Vice President -- Administration
James R. Brock.......................  62    Senior Vice President -- Special Projects
Gregory Pape.........................  39    Senior Vice President -- Sales and Marketing
David Neally.........................  43    Senior Vice President -- Operations

     Dr. Bates, founder of the Company, has served in the positions listed above since the incorporation of the Company, except for the periods May 1, 1991 through November 6, 1992 and February 1989 through August 1989 during which time Dr. Bates did not serve in the capacity of President and Chief Operating Officer. Dr. Bates is a graduate of Johns Hopkins University and the University of Rochester. He is currently an Assistant Clinical Professor of Neurosurgery at the University of California Medical Center at San Francisco, and a member of the Board of Trustees of Johns Hopkins University and the University of Rochester.

     Mr. Tagawa has served as Chief Financial Officer since January 1992. Previously a Vice President in such capacity, Mr. Tagawa became a Senior Vice President on February 28, 1993. From September 1988 through January 1992, Mr. Tagawa served in various positions with the Company. From 1982 through August 1988, Mr. Tagawa served as Vice President of Finance and Controller of Medical Ambulatory Care, Inc., the Dialysis division of National Medical Enterprises, Inc. (owner, operator of hospitals and other health care businesses). Mr. Tagawa received his Undergraduate degree from the University of California at Berkeley and his MBA from Cornell University.

     Mr. Magary has served as Senior Vice President -- Administration since February 28, 1993. From April 1987 through February 1993, Mr. Magary served as a Vice President in the same capacity. From 1982 through March 1987, he served as Chief Financial Officer of the Company and its predecessor. Mr. Magary is a graduate of the University of San Francisco.

     Mr. Brock has served as Senior Vice President -- Special Projects since August 1, 1995. From January 1, 1995 until July 31, 1995 he served as Senior Vice President -- Cardiovascular Services. From May 29, 1994 to December 1994 he served as a Regional Sales Manager. From May 1992 through February 1993, he served as a Vice President -- Corporate Development. Prior to May 1992, Mr. Brock served in a variety of sales and operational positions with the Company since its inception. Mr. Brock holds a Bachelor of Science Degree in Accounting and Economics from the University of Denver, with postgraduate work in law and health care management.

     Mr. Pape has served as Senior Vice President -- Sales and Marketing since June 1994. From January 1993 through June 1994, Mr. Pape was a Zone Vice President -- Sales and Marketing for the Company. Mr. Pape served in the capacity of Regional Sales manager for the Company for the period from March 1991 through January 1993. From September 1989 through February 1991, Mr. Pape was a Regional Sales Manager for Medical Imaging Corporation of America, Inc. Mr. Pape earned his undergraduate degree at the University of Miami, with postgraduate work in law at the University of Dayton, Ohio.

     Mr. Neally has served as Senior Vice President -- Operations since May 1994. From January 1993 through May 1994, Mr. Neally was a Zone Vice President for Operations. Prior to January 1993, Mr. Neally had served in a variety of sales and operations positions since joining the Company in 1990. Mr. Neally received his undergraduate degree from John Wood College in Quincy, Illinois and is also a graduate of St. Mary's School of Cardiopulmonary Technology in Quincy, Illinois.

EXECUTIVE OFFICER COMPENSATION

     The following table sets forth the cash compensation paid by the Company during 1994 or paid in 1994 for services rendered in all capacities during 1993 to the Chief Executive Officer and each executive officer, other than the Chief Executive Officer, who served as an executive officer at December 31, 1994, and earned cash compensation of $100,000 or more during 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                  ANNUAL COMPENSATION                COMPENSATION AWARDS
                                       -----------------------------------------     -------------------
                                                                  OTHER ANNUAL           SECURITIES
NAME AND PRINCIPAL POSITION   YEAR     SALARY(1)      BONUS      COMPENSATION(2)     UNDERLYING OPTIONS
- ----------------------------  ----     ---------     -------     ---------------     -------------------
Ernest A. Bates(3)..........  1994      $225,218
  Chairman of the Board,      1993      $235,010          --              --                    --
  Chief Executive Officer     1992      $229,133          --              --                    --
Craig K. Tagawa(4)..........  1994      $119,426     $   700(5)
  Senior Vice President       1993      $122,237                          --                    --
  Chief Financial Officer     1992      $113,902                          --                15,000
David Neally................  1994      $ 92,827     $17,322                                    --
  Senior Vice President       1993      $ 73,692     $ 5,137              --                 8,250
  Operations                  1992      $ 68,824     $13,009              --                   750
Gregory Pape................  1994      $238,186          --              --                    --
  Senior Vice President       1993      $196,177          --              --                20,000
  Sales and Marketing         1992      $110,001          --              --                    --

- ---------------
(1) Each amount under this column includes amounts accrued in 1992, 1993 and 1994 that would have been paid to such persons in such years, except that such amounts were instead deferred pursuant to the Retirement Plan for Employees of American Shared Hospital Services and CuraCare, a defined contribution plan available to employees of the Company generally.

(2) The Company has determined that with respect to the executive officers named in the Summary Compensation Table, the aggregate amount of other benefits does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported in the Summary Compensation Table as paid to such executive officer in the relevant year.

(3) The lower salary in 1992 compared with 1993 for Dr. Bates reflects a 10% salary reduction which was in effect during the first three months of 1992. Dr. Bates' salary again was reduced by 5%, effective February 6, 1994.

(4) The lower salary in 1992 compared with 1993 for Mr. Tagawa reflects an 8% salary reduction which was in effect during the first three months on 1992. Mr. Tagawa's salary again was reduced by 5%, effective February 6, 1994.

(5) Represents the fair market value of 100 shares of the Company's Common Shares granted to Mr. Tagawa pursuant to the American Shared Hospital Services 1991 Employee Stock Bonus Plan. Pursuant to such Plan, 100 Common Shares were granted to each employee, other than the Chief Executive Officer, who was employed by the Company from June 21, 1991 through February 26, 1992 and whose basic employment compensation was reduced by 2% or more during that time period.

OPTION GRANTS IN LAST FISCAL YEAR

     The "Option Grants in the Last Fiscal Year" table has been omitted because no options were granted during 1994 to the Company's executive officers named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gains realized upon exercise of such options during 1994, by the Company's executive officers named in the Summary Compensation Table. The following table also sets forth the number of shares underlying exercisable and unexercisable options held by such executive officers on December 31, 1994. The table does not include the aggregate gains that would have been realized had those options been exercised on

December 31, 1994 because the option exercise price for each option exceeded the market price per Common Share on such date.

                             1984 STOCK OPTION PLAN
                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                            NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED                 IN-THE-MONEY
                                                                   SHARES                            OPTIONS
                                                        -----------------------------     -----------------------------
                             OPTIONS                         AT FISCAL YEAR-END                AT FISCAL YEAR-END
                           ACQUIRED ON      VALUE       -----------------------------     -----------------------------
          NAME              EXERCISE       REALIZED     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
- -------------------------  -----------     --------     -----------     -------------     -----------     -------------
Ernest A. Bates, M.D. ...       --            --               --               --             --               --
Craig K. Tagawa..........       --            --           30,000            5,000             --               --
David Neally.............       --            --            4,800            5,200             --               --
Gregory Pape.............       --            --            8,000           12,000             --               --

EMPLOYMENT AGREEMENTS

     In 1984, the Company entered into employment agreements with Ernest A. Bates, M.D. (the Company's Chairman and Chief Executive Officer) and James R. Brock (then the Company's Vice President -- Marketing) each of which was automatically extended for successive one-year periods through January 1994 when such agreements terminated in accordance with their terms. Each of the agreements provided that, in the event of a change in control or sale of all or substantially all of the assets of the Company, the employment agreements would not terminate and the surviving, resulting or acquiring corporation would be bound by the terms of the agreements. Each of these employment agreements provided for salary increases to be determined by the Board of Directors and certain other benefits.

BOARD OF DIRECTORS AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following Report of the Board of Directors and Stock Option Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     This Report of the Board of Directors and Stock Option Committee describes the Company's method of compensating its executive officers, and describes the basis on which 1994 compensation was paid to such executive officers, including those named in the Summary Compensation Table.

     The Board of Directors determined that compensation paid in 1994 by the Company to its Chief Executive Officer and other executive officers would be based on policies in effect in recent prior years. As a result, it was unnecessary for the Compensation Committee to meet, and it did not meet, during 1994.

     The Company's compensation program seeks to establish compensation that is competitive in both the healthcare industry and among entrepreneurial, growth-oriented companies in order to attract and retain high quality employees. Compensation is linked to each employee's level of responsibility and personal achievements with respect to operational and financial goals established by the Chief Executive Officer and the Board of Directors. Depending on the individual officer's area of responsibility, such goals may include new business and revenue acquisition, operating expense reduction and control, operating efficiencies, etc. In addition, the compensation system seeks to develop and encourage employee ownership of the Company's stock through stock options.

     The primary component of executive compensation for the Company is base salary, except in the case of the Senior Vice President -- Sales and Marketing where sales commissions are a substantial component of compensation and are included under "salary" in the table above. Discretionary bonuses may be paid, based on a formula, if financial and other results of the individual executive's area of responsibility meet or exceed financial and operational targets established at the beginning of the fiscal year. No bonuses have been paid by the Company during the last three fiscal years, except in the case of bonuses paid pursuant to pre-established formulae based on goals and targets of a specific business area.

     Base salary was established for the Chief Executive Officer and other executive officers with the assistance of an outside consulting firm in 1991. Such compensation was designed to fall in the mid-range for the relevant executive position or compensation paid by a group of entrepreneurial, growth-oriented companies believed by the Company to be comparable in their stage of development and business condition, based on information provided by the independent compensation consulting organization. The companies surveyed were not identical to those reflected in the performance graph set forth in this Proxy Statement. The compensation of most of the Company's senior executives, including the Chief Executive Officer, was reduced by up to 10% during the period from June 1991 through March 1992. Such executive officers were compensated throughout 1993 at the level in effect prior to the reductions. Any other increases in base compensation during the past three fiscal years have been made only to reflect the increased responsibilities of the particular executive officer. The compensation of certain of the Company's executive officers again was reduced, beginning in February 1994, by 5%.

     In addition to base compensation, the Company has used grants of stock options to retain senior executives (other than the Chief Executive Officer) and to motivate them to improve long-term stock market performance. No new options were granted during 1994. The number of options granted in the past was determined by reference to the level of responsibility of the particular executive in the Company and such executive's proposed role in the Company's future operations.

                    BOARD OF DIRECTORS                     STOCK OPTION COMMITTEE
            -----------------------------------            -----------------------
            Ernest A. Bates, M.D., Chairman                Ernest A. Bates, M.D.
            Willie R. Barnes                               John F. Ruffle
            Willie L. Brown, Jr.
            Augustus A. White III, M.D.
            Charles B. Wilson, M.D.
            John F. Ruffle

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

     On April 6, 1994, the Company entered into settlement agreements with each of Elekta Instruments, Inc. ("Elekta"), the manufacturer of the Gamma Knife, and NME Hospitals, Inc., d/b/a USC University Hospital ("USC Hospital"), the lessor of a Gamma Knife, to resolve disputes arising out of the Company's inability to make a required progress payment under the agreement to purchase such Gamma Knife. The settlement agreements required that the Company terminate its original agreement to purchase the Gamma Knife from Elekta and to lease the Gamma Knife to USC Hospital. Further conditions to execution of the settlement agreements included that Dr. Bates, the Company's Chairman and Chief Executive Officer, enter into a purchase agreement and lease agreement with Elekta and USC Hospital, respectively, substantially identical to the respective terminated agreements.

     Pursuant to the new purchase agreement, Dr. Bates was entitled to purchase the Gamma Knife from Elekta for an aggregate purchase price of $2,900,000 plus sales tax. Dr. Bates obtained financing for the Gamma Knife purchase from a third party. Dr. Bates' lender has financed the total purchase price, less $290,000 advanced by the Company, pursuant to an interest bearing installment note and security agreement. The Company has advanced $290,000 of the purchase price, to be repaid by Dr. Bates over the term of the new lease agreement, pursuant to a promissory note bearing interest at 6% per annum and repayable over 60 months.

     The Company and Dr. Bates have entered into an option agreement entitling the Company to purchase the Gamma Knife from Dr. Bates for an amount equal to the remaining debt obligations associated with the Gamma Knife plus costs and losses, if any, incurred by the Chief Executive Officer, when the Company is able to obtain financing for this purchase. It is the Company's intent to exercise the option to purchase the Gamma Knife from Dr. Bates as soon as the Company is able to obtain the required funds.

     Willie R. Barnes, the Secretary and a director of the Company, is a partner in the law firm of Musick, Peeler & Garrett. That law firm performed legal services for the Company during 1994. The Company anticipates that Mr. Barnes' law firm will perform legal services for the Company in 1995. The management of the Company is of the opinion that the fees paid to Mr. Barnes' law firm are comparable to those fees that would have been paid for comparable legal services from a law firm not affiliated with the Company.

     It is proposed that the Company enter into the Option Agreement with its Chairman and Chief Executive Officer. Under the Option Agreement, Dr. Bates would be granted a ten-year option to purchase 1,495,000 Common Shares for an initial exercise price of $0.01 per share. In addition, on May 17, 1995, as part of the Notes Repurchase, the Company issued 184,000 Common Shares to Dr. Bates in partial consideration of his personal guarantee of $6,500,000 of indebtedness of the Company. See "Proposal No. 3 -- Grant of Non-Qualified Stock Option to Chairman and Chief Executive Officer" above.

COMPLIANCE WITH SECTION 16(A) UNDER THE SECURITIES EXCHANGE ACT OF 1934

     Reports filed under the Exchange Act and received by the Company on or after January 1, 1994 indicate that during 1994 and 1995 executive officers of the Company did not file timely reports as follows: James R. Brock, David Neally and Gregory Pape each did not file an Initial Statement of Beneficial Ownership of Securities within the required period following such person's appointment as an Executive Officer of the Company. Each such person filed the required report in June 1995. John F. Ruffle did not file an Initial Statement of Beneficial Ownership of Securities within the required period following his appointment as a Director of the Company. He filed the required report on June 20, 1995. John Westergaard did not file a Statement of Changes in Beneficial Ownership within the required period following his resignation as a Director of the Company. He filed the required report on April 15, 1994.

                PERFORMANCE GRAPH, TOTAL RETURN TO SHAREHOLDERS

     The following graph and table compare cumulative total shareholder return on the Company's Common Shares with the cumulative total return of the Standard & Poor's 500 Stock Index and a group of peer companies in the diagnostic imaging industry during the five years ended December 31, 1994.

  Measurement Period          American Shared        S&P 500
(Fiscal Year Covered)        Hospital Services        Index        Peer Group
        1989                      100.00             100.00          100.00
        1990                       33.33              96.90           97.96
        1991                      148.15             126.42           77.73
        1992                       88.89             136.05           48.71
        1993                       77.78             149.76           20.80
        1994                       14.81             151.74           23.39

                                                  RETURN (AS A PERCENTAGE INCREASE OR DECREASE)
                                                --------------------------------------------------
              COMPANY/INDEX NAME                 1990       1991       1992       1993       1994
- ----------------------------------------------  ------     ------     ------     ------     ------
American Shared Hospital Services.............  -66.67     344.44     -40.00     -12.50     -80.95
S&P 500 Index.................................   -3.11      30.47       7.62      10.08       1.32
Peer Group....................................   -2.04     -20.65     -37.34     -57.30      12.46

INDEXED CUMULATIVE RETURNS

                                         BASE                            RETURN
                                        PERIOD     --------------------------------------------------
          COMPANY/INDEX NAME             1989       1990       1991       1992       1993       1994
- --------------------------------------  ------     ------     ------     ------     ------     ------
American Shared Hospital Services.....  100.00      33.33     148.15      88.89      77.78      14.81
S&P 500 Index.........................  100.00      96.90     126.42     136.05     149.76     151.74
Peer Group............................  100.00      97.96      77.73      48.71      20.80      23.39

PEER GROUP POPULATION

Alliance Imaging Inc........................  (included in the 1992-1994 returns only)
American Health Services....................  (excluded in the 1993, 1994 returns (no price information available))
Health Images Inc...........................
Maxum Health Corp...........................  (included in the 1992 return only)
Medalliance Inc.............................  (included in the 1993, 1994 returns only
                                              (previously ImageAmerica Corp.))
Medical Diagnostics Inc.....................  (included in the 1993, 1994 returns only)
Medical Imaging Centers of America..........
Medical Resources Inc.......................  (included in the 1993, 1994 returns only)
NMR of America Inc..........................
This total shareholders return model assumes reinvested dividends.
Fiscal year basis: December
Prepared by Standard & Poor's Compustat, a division of McGraw-Hill Inc.

                              INDEPENDENT AUDITORS

     The Company's consolidated financial statements have been audited by Ernst & Young or its predecessor from 1983 through the fiscal year ended December 31, 1994. The Board of Directors intends to appoint Ernst & Young to be the Company's independent auditors for the fiscal year ending December 31, 1995. Representatives of Ernst & Young are expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if they so desire.

                             SHAREHOLDER PROPOSALS

     Under certain circumstances, shareholders are entitled to present proposals at shareholders meetings. To be eligible for inclusion in the Proxy Statement for the Company's next Annual Meeting of Shareholders, a shareholder proposal must be received at the Company's principal executive offices prior to April 1, 1996.

                                 OTHER BUSINESS

     Management knows of no business, other than as stated in the Notice of Annual Meeting, which will be presented for consideration at the Annual Meeting. If, however, other matters properly are brought before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment and in their discretion.

                                          AMERICAN SHARED HOSPITAL SERVICES
                                          By Order of the Board of Directors

                                          /s/ WILLIE R. BARNES
                                          Willie R. Barnes
                                          Corporate Secretary

Dated: August 25, 1995

                                                                       EXHIBIT A

                       AMERICAN SHARED HOSPITAL SERVICES
                             1995 STOCK OPTION PLAN

                                I.  INTRODUCTION

     1.1 Purposes. The purposes of the 1995 Stock Option Plan (the "Plan") of American Shared Hospital Services (the "Company") and its subsidiaries from time to time (individually a "Subsidiary" and collectively the "Subsidiaries") are to align the interests of the Company's shareholders and the recipients of options under this Plan by increasing the proprietary interest of such recipients in the Company's growth and success and to advance the interests of the Company by attracting and retaining officers and other key employees and well-qualified persons who are not officers or employees of the Company for service as directors ("non-employee directors"), consultants and advisors of the Company. For purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary, which shall mean an entity in which the Company directly or indirectly owns a majority of the voting interests or, whether by contract or otherwise, has the power to control the policies of such entity.

     1.2 Administration. This Plan shall be administered by a committee (the "Committee") designated by the Board of Directors of the Company (the "Board") consisting of two or more members of the Board. No member of the Committee, during the one year prior to service on the Committee or during such service, shall have been granted or awarded shares of Common Stock or options to purchase shares of Common Stock pursuant to this Plan or any other plan of the Company or any affiliate of the Company except as provided in Section III and except for a grant or award which would not result in such member ceasing to be a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     The Committee shall, subject to the terms of this Plan, select eligible officers and other key employees for participation in this Plan and shall determine the number of shares of Common Stock subject to each option granted hereunder, the exercise price of such option, the time and conditions of exercise of such option and all other terms and conditions of such option, including, without limitation, the form of the option agreement. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an option, conditions with respect to the grant, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties. Each option hereunder shall be evidenced by a written agreement (an "Agreement") between the Company and the optionee setting forth the terms and conditions applicable to such option.

     The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to (i) the grant of an award under this Plan to any person who is a "covered employee" within the meaning of
Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an option granted hereunder to such employee would be outstanding or (ii) the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an option grant to such an officer or other person.

     No member of the Board of Directors or Committee, and neither the Chief Executive Officer nor other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board of Directors and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law and under any directors' and officers' liability insurance that may be in effect from time to time.

     A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by a majority of the members of the Committee without a meeting.

     1.3 Eligibility. Participants in this Plan shall consist of such officers and other key employees of the Company and its Subsidiaries, and such non-employee consultants and advisors, as the Committee in its sole discretion may select from time to time; provided, however, that any officer who beneficially owns more than 15% of the outstanding shares of Common Stock shall not be eligible to participate in the Plan. The Committee's selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Non-employee directors of the Company shall be eligible to participate in this Plan in accordance with Section III.

     1.4 Shares Available. Subject to adjustment as provided in Section 4.7, 330,000 common shares, without par value, of the Company ("Common Stock"), shall be available for grants of options under this Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options. To the extent that shares of Common Stock subject to an outstanding option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such option or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of such option, if any, or to satisfy all or a portion of the tax withholding obligations relating to such option, then such shares of Common Stock shall again be available under this Plan.

     Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

                               II.  STOCK OPTIONS

     2.1 Grants of Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an incentive stock option, shall be a non-qualified stock option. An incentive stock option shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision, which is intended by the Committee to constitute an incentive stock option. Each incentive stock option shall be granted within ten years of the effective date of this Plan. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as incentive stock options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute non-qualified stock options. "Fair Market Value" shall mean the closing transaction price of a share of Common Stock as reported in the American Stock Exchange Composite Transactions on the date as of which such value is being determined or, if there shall be no reported transaction on such date, on the next preceding date for which a transaction was reported; provided that if Fair Market Value for any date cannot be determined as above provided, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

     2.2 Terms of Stock Options. Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

          (a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of a non-qualified stock option shall not be less than 25% of the Fair Market Value of a share of Common Stock on the date of grant of such option and the purchase price per share of Common Stock purchasable upon exercise of an incentive stock option shall not be less than 100% of the

     Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an incentive stock option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (a "Ten Percent Holder"), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an incentive stock option.

          (b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than ten years after its date of grant; provided further, that if an incentive stock option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

          (c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either
     (A) in cash, (B) by delivery of previously owned whole shares of Common Stock (which the optionee has held for at least six months prior to the delivery of such shares and for which the optionee has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) by authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered upon exercise of the option having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise together with irrevocable instructions to sell a sufficient portion of the shares and deliver the sale proceeds to the Company, or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option and (ii) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E) and in the case of an optionee who is subject to Section 16 of the Exchange Act, the Company may require that the method of making such payment be in compliance with Section 16 and the rules and regulations thereunder. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid.

          (d) Additional Options. The Committee shall have the authority to include in any Agreement relating to an option a provision entitling the optionee to an additional option in the event such optionee exercises the option represented by such option agreement, in whole or in part, by delivering previously owned whole shares of Common Stock in payment of the purchase price in accordance with this Plan and such Agreement. Any such additional option shall be for a number of shares of Common Stock equal to the number of delivered shares, shall have a purchase price determined by the Committee in accordance with this Plan, shall be exercisable on the terms and subject to the conditions established by the Committee at the time of grant of such additional option, and shall be subject to such other terms and conditions as the Committee shall determine in accordance with this Plan.

     2.3 Termination of Employment or Directorship.

     (a) Permanent and Total Disability. Subject to Section 4.8 and unless otherwise specified in the Agreement relating to an option, if an optionee's employment or directorship with the Company terminates by reason of Permanent and Total Disability (as defined in Section 22(e)(3) of the Code), each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such termination and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earliest to occur of (i) the date which is one year (or such shorter period as set forth in the Agreement relating to such option) after the effective date of such termination and (ii) the expiration date of the term of such option.

     (b) Death. Subject to Section 4.8 and unless otherwise specified in the Agreement relating to an option, if an optionee's employment or directorship with the Company terminates by reason of death, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee's death and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the earliest to occur of (i) the date which is one year (or such shorter period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

     (c) Other Termination. Subject to Section 4.8 and unless otherwise specified in the Agreement relating to an option, if an optionee's employment or directorship with the Company terminates for any reason other than Permanent or Total Disability or death, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's termination and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earliest to occur of (i) the date which is three months (or such shorter period as set forth in the Agreement relating to such option) after the effective date of such optionee's termination and (ii) the expiration date of the term of such option; provided that if such optionee's employment is terminated for Cause, all options held by such optionee shall terminate automatically on the effective date of such optionee's termination of employment. For purposes of this Plan, "Cause" shall mean termination for commission of an act of dishonesty, theft, fraud, embezzlement, falsification of books and records, continued or prolonged intoxication, both alcohol and drug related, and conviction of a felony or a crime involving moral turpitude, and in any event, the determination of the Committee with respect thereto shall be final and conclusive.

     (d) Death Following Termination of Employment. Subject to Section 4.8 and unless otherwise specified in the Agreement relating to an option, if an optionee dies during the one-year period following termination by reason of Permanent and Total Disability, or if an optionee dies during the three-month period following termination for any reason other than Permanent or Total Disability or death (or, in each case, such shorter period as the Committee may specify in the Agreement relating to an option), each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee's death and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the earliest to occur of (i) the date which is one year (or such shorter period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

              III.  PROVISIONS RELATING TO NON-EMPLOYEE DIRECTORS

     3.1 Eligibility. Each member of the Board of Directors of the Company who is not an employee, either full-time or part-time, of the Company or a Subsidiary shall be granted options to purchase shares of Common Stock in accordance with this Section III. All options granted under this Section III shall be non-qualified stock options.

     3.2 Grants of Stock Options. Each non-employee director shall be granted non-qualified stock options as follows:

          (a) Time of Grant. On October 6, 1995, the date of the 1995 Annual Meeting, (or, if later, on the date on which a person is first elected or begins to serve as a non-employee director other than by reason of termination of employment), and, thereafter, on the date of each annual meeting of stockholders of the Company, each person who is a non-employee director after such meeting of stockholders shall be granted an option to purchase 4,000 shares of Common Stock (which amount shall be pro-rated if such person is first elected or begins to serve as a non-employee director on a date other than the date of an annual meeting of stockholders) at a purchase price per share equal to the Fair Market Value of the Common Stock on the date of grant of such option; provided, that the aggregate number of options granted to any person hereunder or under any other plan of the Company shall not exceed 12,000.

          (b) Option Period and Exercisability.  Each option granted under this
     Article III shall be fully exercisable one year after its date of grant and shall expire ten years after its date of grant. An exercisable option, or portion thereof, may be exercised in whole or in part only with respect to whole shares of Common Stock. Options granted under this Article III shall be exercisable in accordance with Section 2.2(c) and shall be subject to the provisions of Sections 2.3(a) through (d) in the event of the termination of a director's service on the Board.

                                  IV.  GENERAL

     4.1 Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval and, if approved by the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and voting (which shares voting affirmatively also constitute at least a majority of the required quorum) at the 1995 annual meeting of stockholders, shall become effective as of the date of the initial grant of options hereunder. In the event that this Plan is not approved by the stockholders of the Company on or before December 31, 1995, this Plan and any options granted hereunder shall be null and void. This Plan shall terminate ten years after its effective date unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any option granted prior to termination. Options may be granted hereunder at any time prior to the termination of this Plan, provided that no award may be made later than ten years after the effective date of this Plan.

     4.2 Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation including Rule 16b-3 under the Exchange Act and Section 162(m) of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 4.7), (b) reduce the minimum purchase price per share of Common Stock subject to an option, (c) effect any change inconsistent with Section 422 of the Code, or (d) extend the term of this Plan or the maximum period during which an option may be exercised; provided, further, that this Plan shall not be amended in a manner which fails to comply with Rule 16b-3(c)(2)(ii)(B) under Section 16 of the Exchange Act. No amendment may impair the rights of a holder of an outstanding option without the consent of such holder.

     4.3 Agreement. No option shall be valid until an Agreement is executed by the Company and the optionee and, upon execution by the Company and the optionee and delivery of the Agreement to the Company, such option shall be effective as of the effective date set forth in the Agreement.

     4.4 Non-Transferability. No option hereunder shall be transferable other than (i) by will or the laws of descent and distribution or pursuant to the beneficiary designation procedures set forth in Section 4.11 or (ii) as otherwise permitted under Rule 16b-3 under the Exchange Act as set forth in the Agreement relating to such option. Each option may be exercised during the optionee's lifetime only by the optionee or the optionee's legal representative or similar person. Except as permitted by the second preceding sentence, no option hereunder shall be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any option hereunder, such option and all rights thereunder shall immediately become null and void.

     4.5 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock, payment by the optionee of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with an option hereunder. An Agreement may provide that
(i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered upon exercise of the option having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with the option (the "Tax Date") in the amount necessary to satisfy any such obligation or (ii) the optionee may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of previously owned whole shares of Common Stock (which the optionee has held for at least six months prior to the delivery of such shares and for which the optionee has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered upon exercise of the option having an aggregate Fair Market Value determined as of the Tax Date, (D) a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise together with irrevocable instructions to sell a sufficient portion of the shares and deliver the sale proceeds to the Company or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option; provided, however, that the Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E) and that in the case of an optionee who is subject to Section 16 of the Exchange Act, the Company may require that the method of satisfying any such obligation be in compliance with Section 16 and the rules and regulations thereunder. An Agreement may provide for shares of Common Stock to be delivered or withheld having a Fair Market Value in excess of the minimum amount required to be withheld. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the optionee.

     4.6 Restrictions on Shares. Each option hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any option hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     4.7 Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option, the purchase price per security, and the number of securities subject to each option to be granted to non-employee directors pursuant to Article III shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options without an increase in the aggregate purchase price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any adjustment would result in a fractional security being
(i) available under this Plan, such fractional security shall be disregarded, or
(ii) subject to an option under this Plan, the Company shall pay the optionee, in connection with the first exercise of the option in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (A) the fraction of such security (rounded to the nearest hundredth) by (B) the excess, if any, of (x) the Fair Market Value on the exercise date over (y) the exercise price of the option.

     4.8 Change in Control.

     (a) (1) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Common Stock receive shares of common stock that are registered under Section 12 of the Exchange Act, there shall be substituted for each share of Common Stock available under this Plan, whether or not then subject to an outstanding option, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share of each option shall be appropriately adjusted by the Committee, such adjustments to be made without an increase in the aggregate purchase price or base price.

          (2) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(1) or (2) below, or in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Common Stock receive consideration other than shares of common stock that are registered under
     Section 12 of the Exchange Act, each outstanding option shall be surrendered to the Company by the holder thereof, and each such option shall immediately be cancelled by the Company, and the holder shall receive, within ten days of the occurrence of a Change in Control pursuant to Section (b)(1) or (2) below or within ten days of the approval of the stockholders of the Company contemplated by Section (b)(3) or (4) below, a cash payment from the Company in an amount equal to the number of shares of Common Stock then subject to such option, multiplied by the excess, if any, of (i) the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control over (ii) the purchase price per share of Common Stock subject to the option. The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.

     (b) "Change in Control" shall mean:

          (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 25% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company),
     (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 3.8(b);

          (2) individuals who, as of the effective date of the Plan, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the effective date of the Plan whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

          (3) approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be,
     (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

          (4) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

     4.9 No Right of Participation or Employment. No person shall have any right to participate in this Plan. Neither this Plan nor any option granted hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

     4.10 Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock which are subject to an option hereunder until such person becomes a stockholder of record with respect to such shares of Common Stock.

     4.11 Designation of Beneficiary. Each optionee may file with the Committee a written designation of one or more persons as such optionee's beneficiary or beneficiaries (both primary and contingent) in the event of the optionee's death. To the extent an outstanding option granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option.

     Each beneficiary designation shall become effective only when filed in writing with the Committee during the optionee's lifetime on a form prescribed by the Committee. The spouse of a married optionee domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

     If an optionee fails to designate a beneficiary, or if all designated beneficiaries of an optionee predecease the optionee, then each outstanding option hereunder held by such optionee, to the extent exercisable, may be exercised by such optionee's executor, administrator, legal representative or similar person.

     4.12 Governing Law. This Plan, each option hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of California and construed in accordance therewith without giving effect to principles of conflicts of laws.

                                                                       EXHIBIT B

                       AMERICAN SHARED HOSPITAL SERVICES
                           STOCK OPTION AGREEMENT FOR
                             ERNEST A. BATES, M.D.

     American Shared Hospital Services, a California corporation (the "Company"), hereby grants to Ernest A. Bates, M.D. (the "Optionee") as of August 15, 1995 (the "Option Date"), a non-qualified option to purchase from the Company (the "Option") 1,495,000 shares of its Common Stock, without par value ("Stock"), at the price of $0.01 per share upon and subject to the terms and conditions set forth below.

     1. Option Subject to Acceptance of Agreement.

     The Option shall become null and void unless (i) the Optionee shall accept this Agreement by executing it in the space provided below and returning such original execution copy to the Company and (ii) the grant of options hereunder is approved by the required vote at the 1995 annual meeting of the Company's shareholders.

     2. Time and Manner of Exercise of Option.

     2.1. Maximum Term of Option. In no event may the Option be exercised, in whole or in part, after August 15, 2005 (the "Expiration Date").

     2.2. Exercise of Option.

          (a) The Option shall become exercisable immediately following the approval by the Company's shareholders of the grant of the Option described herein, and as otherwise provided pursuant to Sections 2.2(b) through (e) hereof.

          (b) If the Optionee's employment with the Company terminates by reason of Permanent or Total Disability, the Option may thereafter be exercised by the Optionee or the Optionee's Legal Representative until and including the earliest to occur of (i) the date which is one year after the effective date of such termination and (ii) the Expiration Date.

          (c) If the Optionee's employment with the Company terminates by reason of death, the Option may thereafter be exercised by the Optionee's Legal Representative or Permitted Transferees, as the case may be, until and including the earliest to occur of (i) the date which is one year after the date of death and (ii) the Expiration Date.

          (d) If the Optionee's employment with the Company terminates for any reason other than Permanent or Total Disability or death, the Option may thereafter be exercised by the Optionee or the Optionee's Legal Representative until and including the earliest to occur of (i) the date which is three months after the effective date of such termination and (ii) the Expiration Date, provided that if the Optionee's employment is terminated for "Cause", the Option shall terminate automatically on the effective date of the Optionee's termination of employment. For the purposes hereof, "Cause" shall mean termination for commission of an act of dishonesty, theft, fraud, embezzlement, falsification of books and records, continued or prolonged intoxication, both alcohol and drug related, and conviction of a felony or a crime involving moral turpitude, and in any event, the determination of the Company's Board of Directors with respect thereto shall be final and conclusive.

          (e) If the Optionee dies during the one-year period following termination by reason of Permanent or Total Disability, or if the Optionee dies during the three-month period following termination for any reason other than Permanent Disability or death, the Option may thereafter be exercised by the Optionee's Legal Representative or Permitted Transferees, as the case may be, until and including the earliest to occur of (i) the date which is one year after the date of death and (ii) the Expiration Date.

     2.3. Method of Exercise.

          (a) Subject to the limitations set forth in this Agreement, the Option may be exercised by the Optionee (1) by giving written notice to the Company specifying the number of whole shares of Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (i) in cash,
     (ii) in previously owned whole shares of Stock (which the Optionee has held for at least six months prior to the delivery of such shares or which the Optionee purchased on the open market and for which the Optionee has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to the Option by reason of such exercise,
     (iii) by authorizing the Company to withhold whole shares of Stock which would otherwise be delivered upon exercise of the Option having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to the Option by reason of such exercise,
     (iv) in cash by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise together with irrevocable instructions to sell a sufficient portion of the shares and deliver the sale proceeds to the Company, or (v) a combination of (i), (ii) and (iii), and (2) by executing such documents as the Company may reasonably request. The Board of Directors shall have sole discretion to disapprove of an election pursuant to any of clauses (ii) - (v). Any fraction of a share of Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No certificate representing a share of Stock shall be delivered until the full purchase price therefor has been paid.

          (b) If the Optionee is subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), the following provisions shall apply to the Optionee's election to authorize the Company to withhold whole shares of Stock purchasable upon exercise of the Option in payment of all or a portion of the option price:

             (1) Such election may apply only to the Option or any or all options held by the Optionee, shall be filed with the Senior Vice President -- Administration at least six months prior to the exercise date of the Option and may not take effect during the six-month period beginning on the date of grant of the Option (other than in the event of the Optionee's death) or

             (2) such election (i) shall be subject to approval by the Board of Directors, (ii) may not take effect during the six-month period beginning on the date of grant of the Option (other than in the event of the Optionee's death), (iii) must be filed with the Senior Vice President -- Administration during (or must be filed with the Senior Vice President -- Administration in advance of, but take effect during) the ten business day period beginning on the third business day following the date of release of the Company's quarterly or annual summary statements of sales and earnings and (iv) the exercise of the Option must occur during such ten business day period. Unless the Board of Directors otherwise determines, any election pursuant to clause (1) may be revoked or changed only if such revocation or change is made at least six months prior to the exercise of the Option. Any election made pursuant to clause (2) may be revoked or changed prior to the exercise of the Option during the ten business day period.

     2.4. Termination of Option.

          (a) In no event may the Option be exercised after it terminates as set forth in this Section 2.4. The Option shall terminate, to the extent not exercised pursuant to Section 2.3 or earlier terminated pursuant to Section 2.2, on the Expiration Date.

          (b) In the event that rights to purchase all or a portion of the shares of Stock subject to the Option expire or are exercised, cancelled or forfeited, the Optionee shall promptly return this Agreement to the Company for full or partial cancellation, as the case may be. Such cancellation shall be effective regardless of whether the Optionee returns this Agreement. If the Optionee continues to have rights to purchase shares of Stock hereunder, the Company shall, within 10 days of the Optionee's delivery of this Agreement to the Company, either (i) mark this Agreement to indicate the extent to which the Option has expired or been exercised, cancelled or forfeited or (ii) issue to the Optionee a substitute option agreement applicable to such rights, which agreement shall otherwise be substantially similar to this Agreement in form and substance.

     3. Additional Terms and Conditions of Option.

     3.1. Nontransferability of Option. The Option may not be transferred by the Optionee other than by will, the laws of descent and distribution or pursuant to a written designation of one or more persons as beneficiaries in the event of the Optionee's death. During the Optionee's lifetime the Option is exercisable only by the Optionee or the Optionee's Legal Representative. Except as permitted by the foregoing, the Option may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Option, the Option and all rights hereunder shall immediately become null and void.

     3.2. Investment Representation. The Optionee hereby represents and covenants that (a) any share of Stock purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), unless such purchase has been registered under the Securities Act and any applicable state securities law; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Optionee shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of purchase of any shares hereunder or (y) is true and correct as of the date of any sale of any such shares, as applicable. As a further condition precedent to any exercise of the Option, the Optionee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Company shall in its sole discretion deem necessary or advisable.

     3.3. Withholding Taxes.

          (a) As a condition precedent to the delivery of Stock upon exercise of the Option, the Optionee shall, upon request by the Company, pay to the Company in addition to the purchase price of the shares, such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the "Required Tax Payments") with respect to such exercise of the Option. If the Optionee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Optionee.

          (b) The Optionee may elect to satisfy his obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company pursuant to Section 3.3(a), (2) delivery to the Company of previously owned whole shares of Stock (which the Optionee has held for at least six months prior to the delivery of such shares or which the Optionee purchased on the open market and for which the Optionee has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date the obligation to withhold or pay taxes first arises in connection with the Option (the "Tax Date"), equal to the Required Tax Payments, (3) authorizing the Company to withhold whole shares of Stock which would otherwise be delivered to the Optionee upon exercise of the Option having a Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments, (4) a cash payment by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise together with irrevocable instructions to sell a sufficient portion of the shares and deliver the sale proceeds to the Company or (5) any combination of (1), (2) and (3). The Board of Directors shall have sole discretion to disapprove of an election pursuant to any of clauses (2) - (5). Shares of Stock to be delivered or withheld may have a Fair Market Value in excess of the minimum amount of the Required Tax Payments. Any fraction of a share of Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No certificate representing a share of Stock shall be delivered until the Required Tax Payments have been satisfied in full.

          (c) If the Optionee is subject to Section 16 of the Exchange Act, the following provisions shall apply to the Optionee's election to deliver to the Company whole shares of Stock or to authorize the Company to withhold whole shares of Stock purchasable upon exercise of the Option in payment of all or a portion of the Optionee's tax liability in connection with such exercise:

             (1) The Optionee may deliver to the Company previously owned whole shares of Stock in accordance with Section 3.3(b), if such delivery is in connection with the delivery of shares of Stock in payment of the exercise price of the Option.

             (2) The Optionee may authorize the Company to withhold whole shares of Stock purchasable upon exercise of the Option in accordance with
        Section 3.3(b); provided, that the following provisions shall apply to such election:

                (i) Such election may apply only to the Option or any or all options held by the Optionee, shall be filed with the Senior Vice President -- Administration at least six months prior to the exercise date of the Option and may not take effect during the six-month period beginning on the date of grant of the Option (other than in the event of the Optionee's death) or (ii) such election (A) shall be subject to approval by the Company, (B) may not take effect during the six-month period beginning on the date of grant of the Option (other than in the event of the Optionee's death), (C) must be filed with the Senior Vice President -- Administration during (or must be filed with the Senior Vice President -- Administration in advance of, but take effect during) the ten business day period beginning on the third business day following the date of release of the Company's quarterly or annual summary statements of sales and earnings and (D) the exercise of the Option must occur during such ten business day period. Unless the Board of Directors otherwise determines, any election pursuant to clause (i) may be revoked or changed only if such revocation or change is made at least six months prior to the exercise of the Option. Any election made pursuant to clause (ii) may be revoked or changed prior to the exercise of the Option during the ten business day period.

     3.4. Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Stock other than a regular cash dividend, the number and class of securities subject to the Option and the purchase price per security shall be appropriately adjusted by the Board of Directors without an increase in the aggregate purchase price, other than an increase resulting from rounding. If any adjustment would result in a fractional security being subject to the Option, the Company shall pay the Optionee, in connection with the first exercise of the Option, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the exercise date over (B) the exercise price of the Option. The decision of the Board of Directors regarding any such adjustment shall be final, binding and conclusive.

     3.5. Compliance with Applicable Law. The Option is subject to the condition that if the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or delivery of shares hereunder, the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.

     3.6. Delivery of Certificates. Upon the exercise of the Option, in whole or in part, the Company shall deliver or cause to be delivered one or more certificates representing the number of shares purchased against full payment therefor. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in
Section 3.3.

     3.7. Option Confers No Rights as Stockholder. The Optionee shall not be entitled to any privileges of ownership with respect to shares of Stock subject to the Option unless and until purchased and delivered upon the exercise of the Option, in whole or in part, and the Optionee becomes a stockholder of record with respect to such delivered shares; and the Optionee shall not be considered a stockholder of the Company with respect to any such shares not so purchased and delivered.

     3.8. Option Confers No Rights to Continued Employment. In no event shall the granting of the Option or its acceptance by the Optionee give or be deemed to give the Optionee any right to continued employment by the Company.

     3.9. Decisions of Board of Directors. The Board of Directors shall have the right to resolve all questions which may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Board of Directors regarding the Plan or this Agreement shall be final, binding and conclusive.

     3.10. Company to Reserve Shares. The Company shall at all times prior to the expiration or termination of the Option reserve and keep available, either in its treasury or out of its authorized but unissued shares of Stock, the full number of shares subject to the Option from time to time.

     4. Miscellaneous Provisions.

     4.1. Designation of Stock Option. The Option is hereby designated as not constituting an "incentive stock option" within meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); this Agreement shall be interpreted and treated consistently with such designation.

     4.2. Meaning of Certain Terms.

          (a) As used herein, employment by the Company shall include employment by a corporation which is a subsidiary (that is, any entity in which the Company directly or indirectly owns a majority of the voting interests or, whether by contract or otherwise, has the power to control the policies of such entity). References in this Agreement to sections of the Code shall be deemed to refer to any successor section of the Code or any successor internal revenue law.

          (b) As used herein, the term "Legal Representative" shall include an executor, administrator, guardian, legal representative or other person acting in a similar capacity and the term "Permitted Transferee" shall include any transferee (i) pursuant to a transfer permitted under Section
     3.1 hereof or (ii) designated pursuant to the beneficiary designation form available from the Company.

     4.3. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Optionee, acquire any rights hereunder in accordance with this Agreement.

     4.4. Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to the Senior Vice
President -- Administration of the Company at Four Embarcadero Center, Suite 3620, San Francisco, California 94111-4155, and if to the Optionee, to
- ----------or to such other address as either party shall provide in writing to the other from time to time. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery to the party entitled thereto, (b) by facsimile with confirmation of receipt, (c) by mailing in the United States mails to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication is not received during regular business bonus, it shall be deemed to be received on the next succeeding business day of the Company.

     4.5. Governing Law. The Option, this Agreement, and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of California and construed in accordance therewith without giving effect to principles of conflicts of laws.

     4.6. Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

                                          AMERICAN SHARED HOSPITAL SERVICES


                                          By:
                                             ---------------------------------
                                          Title:
                                                ------------------------------

Accepted this   day of
August, 1995.


- --------------------------------------
               Optionee

                       AMERICAN SHARED HOSPITAL SERVICES
       For the Annual Meeting of Shareholders to be Held October 6, 1995
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby nominate(s), constitute(s) and appoint(s) Ernest A. Bates, M.D. and Richard Magary, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders (the "Meeting") of AMERICAN SHARED HOSPITAL SERVICES (the "Company") to be held at the Ritz Carlton Hotel, 600 Stockton at California Street, San Francisco, California on Friday, October 6, 1995, at 9:00 a.m., or at any adjournments thereof, and vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" (i) THE ELECTION OF THE PERSONS NOMINATED FOR ELECTION TO THE BOARD OF DIRECTORS, (ii) THE PROPOSAL TO APPROVE AND ADOPT THE 1995 STOCK OPTION PLAN AND (iii) THE PROPOSAL TO APPROVE AND ADOPT THE GRANT OF A NON-QUALIFIED OPTION TO PURCHASE 1,495,000 COMMON SHARES TO THE COMPANY'S CHAIRMAN AND CHIEF EXECUTIVE OFFICER, THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED, SUBJECT TO THE PROXY HOLDER'S DISCRETIONARY AUTHORITY TO CUMULATE VOTES, "FOR" THE ELECTION OF THE PERSONS NOMINATED ON THE REVERSE SIDE, AND WILL HAVE THE EFFECT OF WITHHOLDING DISCRETIONARY AUTHORITY TO CUMULATE VOTES, "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE 1995 STOCK OPTION PLAN AND "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE GRANT OF THE OPTION. THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT IN WRITING REVOKING THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE. THIS PROXY MAY ALSO BE REMOVED BY ATTENDANCE AT THE MEETING AND ELECTION TO VOTE IN PERSON.

                                 [reverse side]


/x/ Please mark your
    votes as in this
    example.

                                          FOR all nominees   WITHHOLD
                                          (except as         AUTHORITY
                                          indicated to       to vote
                                          the contrary       for all
                                          below).            nominees

1. Election of Directors. To elect the      / /                / /
   six persons named below to the
   Board of Directors to serve until
   the 1996 Annual Meeting of
   Shareholders and until their
   successors are elected and have
   qualified.


   Nominees: Ernest A. Bates, M.D.,
   Willie L. Brown, Jr., Willie R.
   Barnes, John F. Ruffle, Augustus
   A. White, III, M.D. and Charles B.
   Wilson, M.D.

   (Instruction: To withhold
   authority for any individual
   nominee, write that nominee's
   name in the space below.)


                           I PLAN TO        / /
                      ATTEND MEETING


                                           FOR         AGAINST       ABSTAIN
2. 1995 Stock Option Plan.
   Approval and adoption of the            / /           / /           / /
   Company's 1995 Stock Option
   Plan pursuant to which officers,
   key employees and non-employee
   directors, consultants and advisors
   of the Company will be eligible to
   receive non-qualified options and
   incentive stock options covering
   up to 330,000 Common Shares.


                                           FOR         AGAINST       ABSTAIN
3. Grant of Option. Approval and
   adoption of the grant of a non-         / /           / /           / /
   qualified option to purchase
   1,495,000 Common Shares to the
   Company's Chairman and Chief
   Executive Officer having a term of
   ten years and entitling the holder
   to acquire Common Shares at an
   initial exercise price of $0.01 per
   share.

4. Other Business. In their
   discretion, the Proxy Holders are
   authorized to vote upon such
   other business as properly may
   come before the Meeting and at
   any and all adjournments thereof.
   The Board of Directors at present
   knows of no other business.


The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting and the Proxy Statement accompanying such Notice.


SIGNATURE_________________ DATE______  SIGNATURE________________ DATE_________
                                                 IF HELD JOINTLY

NOTE: Please date this proxy and sign as your name(s) appear(s) on this document. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc. should give their full titles.


                                      -2-